                                                                   EXHIBIT 10.28


                    GOVERNANCE AGREEMENT (this "Agreement") dated as of the [  ]
                                                ---------
               day of         , 1998, among CROWN CASTLE INTERNATIONAL CORP.
               (formerly named Castle Tower Holding Corp.), a Delaware corporation (the "Company"), TELEDIFFUSION DE FRANCE
                                 -------
               INTERNATIONAL S.A. ("TDF"), a company incorporated in France, and
                                    ---
               DIGITAL FUTURE INVESTMENTS B.V., a wholly owned indirect subsidiary of TeleDiffusion de France S.A. and a company organized under the laws of the Netherlands ("DFI (BV)").
                                                             --------


                             W I T N E S S E T H :


          WHEREAS the Company, Castle Transmission Services (Holdings) Ltd. ("CTSH"), DFI (BV), TDF, and certain other shareholders of CTSH are parties to a
  ----
Share Exchange Agreement (the "Exchange Agreement") pursuant to which DFI (BV)
                               ------------------
and such other shareholders have agreed, subject to the terms and conditions of the Exchange Agreement, to exchange (the "Exchange") their shares of capital
                                          --------
stock of CTSH for shares of Common Stock (as defined) of the Company; and

          WHEREAS, as an inducement to TDF to enter into the Exchange Agreement, the Company and TDF desire to enter into this Agreement upon the Closing to provide for certain rights and obligations of the Company and TDF with respect to the governance of the Company following the consummation of the Exchange.


          NOW, THEREFORE, the Company and TDF, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement,
                         ----------------------
capitalized terms shall have the meanings assigned to such terms as set forth below:

          "Affiliate" and "Associate", when used with reference to any person,
           ---------       ---------
shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement.

          "Anti-dilutive Rights" shall have the meaning set forth in Section
           --------------------
2.01(a).

          A person shall be deemed the "beneficial owner" of, and shall be
                                        ----------------
deemed to "beneficially own", and shall be deemed to have "beneficial ownership"
           ----------------                                --------------------
of:

          (i) any securities that such person or any of such person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

          (ii)   any securities (the "underlying securities") that such person
                                      ---------------------
     or any of such person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or under standing (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

          "Appraiser" shall have the meaning set forth in Section 5.01(b).
           ---------

          "Asset Swap" shall mean the exchange of wholly owned assets for other
           ----------
wholly owned assets of a similar nature and tenure where the Fair Market Value of the assets received is at least equal to the Fair Market Value of the assets disposed of or, if less, the difference is received in cash and such cash constitutes a "disposition" for purposes of Section 4.02(a)(iii) and Section 4.02(b)(v).

          "BBC" shall mean The British Broadcasting Corporation.
           ---

          "BBC Analogue Transmission Contract" shall mean the BBC Analogue
           ----------------------------------
Transmission Contract among the BBC and Castle Transmission International Ltd. ("CTI"), dated as of February 28, 1997.
  ---

          "BBC Contracts" shall mean the BBC Analogue Transmission Contract
           -------------
among the BBC and Castle Transmission International Ltd., dated as of February 28, 1997, and the BBC Digital Transmission Contract among the BBC and CTI, dated as of February 10, 1998.

          "BBC Digital Transmission Contract" shall mean the BBC Digital
           ---------------------------------
Transmission Contract among the BBC and CTI, dated as of February 10, 1998.


          "Berkshire Group" shall have the meaning given to such term in the
           ---------------
Stockholders Agreement.

          "Board" shall mean the Board of Directors of the Company.
           -----

          "Board Agenda" shall mean the agenda to be supplied pursuant to
           ------------
Section 3.07(b) of the Stockholders Agreement to each director of the Company prior to any meeting of the Board.

          "Business Combination" shall mean any of the following:  (i) the sale,
           --------------------
lease, transfer, conveyance of other disposition (other than by way of merger or consolidation), of all or substantially all of the assets of the Company and its Subsidiaries, taken as whole, to any person or (ii) any transaction (including, without limitation, any merger or consolidation) the consummation of which would result in any person (other than any Newco) becoming, directly or indirectly, the beneficial owner of more than 50% of the Voting Securities and/or Equity Securities (other than Customary Preferred Stock) of the Company (measured in the case of Voting Securities by Voting Power rather than number of shares).

          "Business Day" shall mean any day that is not a Saturday, a Sunday, a
           ------------
bank holiday or any other day on which commercial banking institutions in New York, New York, Paris, France, or London, England, are not generally open for business.

          "By-laws" shall mean the By-laws of the Company to be adopted with
           -------
immediate effect upon the Closing, as amended from time to time in accordance with the terms of this Agreement and applicable law.

          "Candover-Berkshire Agreement" shall have the meaning set forth in the
           ----------------------------
Exchange Agreement.

          "Charter" shall mean the certificate of incorporation of the Company
           -------
to be adopted with immediate effect upon the Closing, as amended from time to time in accordance with the terms of this Agreement and applicable law.

          "Class A Stock" shall mean the Company's Class A Common Stock, $.01
           -------------
par value per share, as designated in the Charter.

          "Closing" shall have the meaning given to such term in the Exchange
           -------
Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Commission" shall mean the Securities and Exchange Commission, or any
           ----------
other Federal agency at the time administering the Securities Act and the Exchange Act.

          "Commitment Agreement" shall mean the Commitment Agreement, dated
           --------------------
February 28, 1997, as amended, among the BBC, the Company, TDF and TeleDiffusion de France, S.A.

          "Common Stock" shall mean shares of the Company's common stock, par
           ------------
value $.01 per share, as designated in the Charter.

          "Common Stock Call Price" shall mean the weighted average price per
           -----------------------
share of Common Stock over the five trading days immediately preceding the second anniversary of the date of the Closing.

          "Company Call Right" shall have the meaning set forth in Section 6.02.
           ------------------

          "Company CTSH Shares" shall mean the CTSH Shares beneficially owned by
           -------------------
the Company.

          "Company CTSH Warrants" shall mean the CTSH Warrants beneficially
           ---------------------
owned by the Company.

          "Conditions Precedent" shall mean the conditions precedent set forth
           --------------------
on Schedule B hereto.

          "Conflicted Action" shall mean any Significant Action under Section
           -----------------
4.01(b)(iii) or (iv) proposed to be entered into by the Board, which TDF has not confirmed to the Company in writing prior to exercising its Veto right under
Section 4.01(b) that, to TDF's knowledge (after having made all reasonable inquiries in the circumstances of appropriate management of the members of the TDF Group), is not proposed to be entered into by any member of the TDF Group in
               ---
competition with, or to the exclusion of, the Company or any Subsidiary of the Company.

          "Consolidated Cash Flow" shall mean, with respect to any person for
           ----------------------
any period, the consolidated net income of such person for such period plus (i) provision for taxes based on income or profits of such person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such consolidated net income, plus (ii) consolidated interest expense of such person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, imputed interest with respect to attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers acceptance financings, and net payments (if any) pursuant to hedging obligations), to the extent that any such expense was deducted in computing such consolidated net income, plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles and other noncash expenses (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non cash expenses were deducted in computing such consolidated net income, minus (iv) noncash items increasing such consolidated net income for such period (excluding any items that were accrued in the ordinary course of business), in each case on a consolidated basis and determined in accordance with U.S. generally accepted accounting principles.

          "CTSH Credit Agreement" shall mean the credit agreement dated February
           ---------------------
28, 1997, as amended as of May 21, 1997, among CTI as borrower, CTSH as guarantor, the lenders listed therein, Credit Suisse First Boston as agent and arranger and J.P. Morgan Securities Ltd. as coarranger, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents).

          "CTSH Option" shall have the meaning set forth in Section 5.01(a).
           -----------

          "CTSH Ordinary Shares" shall mean the ordinary shares of 1p each of
           --------------------
CTSH.

          "CTSH Per Share Value" shall have the meaning set forth in Section
           --------------------
5.01(a).

          "CTSH Preference Shares" shall mean the redeemable preference shares
           ----------------------
of 1p each of CTSH.

          "CTSH Shares" shall mean the CTSH Ordinary Shares and the CTSH
           -----------
Preference Shares.

          "CTSH Shareholders Agreement" shall have the meaning set forth in the
           ---------------------------
Exchange Agreement.

          "CTSH Warrants" shall mean the warrants dated February 28, 1997,
           -------------
entitling TDF to subscribe for 257,000 CTSH Ordinary Shares and 257,242,500 CTSH Preference Shares and the Company to subscribe for 515,000 CTSH Ordinary Shares and 514,485,000 CTSH Preference Shares.

          "Customary Preferred Stock" shall mean cash settled, non-convertible,
           --------------------------
non-voting preferred stock of the Company, with no rights of governance, no board representation rights (other than customary rights in connection with a default), which is not a "tracking" stock and which carries a simple, pre-set fixed percentage rate of yield dividend.

          "Debt to Adjusted Consolidated Cash Flow Ratio" shall mean, as of any
           ---------------------------------------------
date of determination, the ratio of (a) the Indebtedness of the Company as of such date to (b) the sum of (1) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, less the Company's Tower Cash Flow for such four-quarter period, plus (2) the product of four times the Company's Tower Cash Flow for the most recent quarterly period (such sum being referred to as "Adjusted Consolidated Cash Flow"), in each case determined on a
                -------------------------------
pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the calculation date shall be deemed to have occurred on the first day of the reference period and Consolidated Cash Flow for such reference period shall be calculated, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with U.S. generally accepted accounting principles, and operations or businesses disposed of prior to the calculation date, shall be excluded.

          "Equity Security" shall mean any security (whether or not a Voting
           ---------------
Security) which is an ordinary share, a preferred share (other than a preferred share which is mandatorily redeemable for cash or mandatorily exchangeable for debt securities) or a common share or is classified as an equity security under U.S. generally accepted accounting principles, or any securities convertible or exchangeable for any such equity security.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar Federal securities statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Exchange Agreement" shall mean the Share Exchange Agreement dated as
           ------------------
of April 24, 1998, among the Company, CTSH, TDF, and DFI (BV).

          "Exchange Ratio" shall mean in the case of each CTSH Shareholder, 1.4
           --------------
shares of Common Stock, and in the case of DFI (BV) and TDF, 1.4 shares of Class A Stock, for (a) 1 CTSH Ordinary Share, 1p per share, together with 999 CTSH Preference Shares, 1p per share, as adjusted pursuant to Section 1.2 of the Exchange Agreement or (b) in the event that the CTSH Preference Shares are redesignated into CTSH Ordinary Shares on a "one for one" basis, 1000 CTSH Ordinary Shares, 1p per share, as adjusted pursuant to Section 1.02 of the Exchange Agreement.

          "Exercise Price" shall have the meaning set forth in Section
           --------------
5.01(a)(i).

          "Fair Market Value" shall mean, as to any property, the cash price at
           -----------------
which a willing seller would sell and a willing buyer would buy such property in an arms'-length negotiated transaction without time constraints.

          "Indebtedness" shall mean all obligations, without duplication,
           ------------
(including without limitation hedging obligations), contingent and otherwise, which should, in accordance with U.S. generally accepted accounting principles consistently applied, be classified upon the obligor's consolidated balance sheet as liabilities, including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in the said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) a preferred share which is mandatorily redeemable for cash or exchangeable for debt securities and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined in accordance with applicable Statements of Financial Accounting Standards; provided that the foregoing shall
                                              --------
not include any such obligations with respect to trade payables under 90 days old.

          "Independent Director" shall have the meaning given to such term in
           --------------------
the Stockholders Agreement.

          "Initial Investors" shall mean, in each case as defined in the
           -----------------
Stockholders Agreement, the Berkshire Group, the Centennial Group and the Nassau Group.

          "IPO" shall have the meaning set forth in the Exchange Agreement.
           ---

          "Maintenance Securities" shall have the meaning set forth in Section
           ----------------------
2.01(a).

          "Material Adverse Effect" shall mean, with respect to any person, a
           -----------------------
material adverse effect on the business, financial condition or results of operations of such person.

          "Newco" shall mean any person which becomes a holding company of the
           -----
Company all the shares in which (other than shares not exceeding the Relevant Percentage) are held by the same persons as were stockholders in the Company prior to such person becoming a holding company of the Company.

          "Option Exercise Period" shall have the meaning set forth in Section
           ----------------------
5.01(a).

          "Option Notice" shall have the meaning set forth in Section 5.01(a).
           -------------

          "Permitted Business Line" shall mean (i) the ownership, operation or
           -----------------------
management (for third party owners or otherwise) of terrestrial wireless communication (including without limitation voice, data and video) infrastructure (including equipment and facilities principally related thereto) and (ii) the provision of infrastructure services principally relating thereto, including but not limited to network transmission and services (it being understood for the avoidance of doubt that the transmission of radio and television broadcasting shall be within the foregoing definition).

          "Permitted Indebtedness" shall mean any of the following items of
           ----------------------
Indebtedness of the Company or any of its Subsidiaries: (i) any Indebtedness under the Senior Credit Facility up to an aggregate principal amount of $100 million outstanding at any one time; (ii) Indebtedness represented by the 10-5/8% Senior Discount Notes due 2007 of the Company; (iii) Indebtedness under the CTSH Credit Agreement up to an aggregate principal amount of (Pounds)85,000,000 out standing at any one time; or (iv) Indebtedness represented by the 9% Guaranteed Bonds due 2007 of CTSH.

          "person" shall mean an individual, corporation, limited liability
           ------
company, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof and shall include any "group" (which shall have the meaning given to such term in Section 13(d)(3) of the Exchange Act).

          "Preferred Security" shall mean any Equity Security of the Company
           ------------------
which is designated as "preferred" in the Company's Charter.

          "Public Offering" shall mean an underwritten public offering of Equity
           ---------------
Securities pursuant to an effective registration statement filed by the Company with the Commission in accordance with the Securities Act.

          TDF will be "Qualified" for purposes of this Agreement if (i) during
                       ---------
the period from the date of the Closing to (and including) the second anniversary of such date, (A) the TDF Consolidated Group Interest is not at any
                                                                     ---
time less than 10.5%,(B) a Business Combination has not at any time been
                                                    ---
consummated and (C) there has not occurred a TDF Change of Control and (ii)
                              ---
following the occurrence of such second anniversary without any loss of Qualification by TDF under clauses (i)(A), (B) or (C) preceding, (A) the TDF Put Right has been exercised by TDF on or prior to the second anniversary of the Closing, or the Company Call Right has been exercised by the Company on such second anniversary, (B) the TDF Group Interest is not at any time less than
                                                  ---
10.5%, (C) a Business Combination has not at any time been consummated and (D)
                                      ---
there has not occurred a TDF Change of Control.  Notwithstanding the foregoing,
          ---
TDF shall also be deemed to be Qualified for purposes of this Agreement in the circumstances set forth in Section 6.01(b) and 6.02(b).

          "Relevant Percentage" shall mean 25%, or if the Company elects by
           -------------------
notice in writing to TDF, 30%.

          "Restricted Party" shall mean any of the entities listed in Schedule A
           ----------------
hereto, including any successor thereto.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar Federal securities statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Senior Credit Facility" shall mean that certain Loan Agreement dated
           ----------------------
as of April 26, 1995, as amended by the First Amendment to the Loan Agreement dated as of June 26, 1996, the Second Amendment to Loan Agreement dated as of January 17, 1997, the Third Amendment to Loan Agreement dated as of April 3, 1997, the Fourth Amendment to Loan Agreement dated as of October 31, 1997, and the Fifth Amendment to Loan Agreement dated as of November 24, 1997, by and among Crown Communication Inc. (previously Castle Tower Corporation) and Crown Castle International de Puerto Rico, as the borrowers, Key Bank National Association, as agent, and PNC Bank, National Association, as arranger, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

          "Senior Preferred Stock" shall mean the Company's Senior Convertible
           ----------------------
Preferred Stock, par value $.01 per share.

          "Senior Preferred Warrants" shall mean the Company's Class B Common
           -------------------------
Stock Warrants granted in connection with the issuance of the Senior Preferred Stock.

          "Significant Action" shall have the meaning set forth in Section
           ------------------
4.01(b).

          "Simple Majority Event" shall mean any vote of the Board under the
           ---------------------
following circumstances: (i) following the second anniversary of the Closing, six Independent Directors having been duly elected to, and qualified on, the Board (which Board then contains no less than two Directors designated for nomination by the Initial Investors) who are present, in person or by proxy, and voting, provided, however, that one existing Independent Director (other than
        --------  -------
the Independent Director initially appointed by TDF pursuant to 3.02(a)(viii) of the Stockholders Agreement) is replaced, (ii) seven Independent Directors having been duly elected to, and qualified on, the Board who are present, in person or by proxy, and voting, provided, however, that one existing Independent Director
                      --------  -------
(other than the Independent

Director initially appointed by TDF pursuant to 3.02(a)(viii) of the Stockholders Agreement) is replaced or (iii) any vote of the Board after the fifth anniversary of the date of the Closing.

          "Special Business Combination" shall mean the occurrence of any event
           ----------------------------
or circumstance described in clause 13.5.1 of the Analogue Transmission Contract (other than a breach by TDF of the Commitment Agreement) or clause 12.7.1 of the Digital Transmission Contract in relation to any holding company (as defined in Section 736 of the UK Companies Act 1985) of CTSH or a bona fide unsolicited written offer to acquire a percentage of the Equity Securities of the Company which, if it were to be consummated or otherwise allowed to occur without the consent or approval of the BBC, would or might result in the BBC having the right to terminate any BBC Contract in accordance with the terms of clauses
13.5.1 of the BBC Analogue Transmission Contract or clauses 12.7.1 of the BBC Digital Transmission Contract.

          "Special Majority Vote of the Board" shall mean (i) approval by two-
           ----------------------------------
thirds of the entire Board (it being understood that in the event that two-thirds shall not be a whole number, such two-thirds number shall be rounded up to the next integral number) or (ii) at such time as one existing Independent Director (other than the Independent Director initially appointed by TDF pursuant to 3.02(a)(viii) of the Stockholders Agreement) is replaced and five Independent Directors shall have been duly elected and shall have qualified and shall be present, in person or by proxy, and voting, approval by two-thirds of the entire Board (it being understood that in the event that two-thirds number shall not be a whole number, such two-thirds number shall be rounded down to the next integral number); provided, however, that so long as the number of
                      --------  -------
directors constituting the entire Board is twelve, (a) under the circumstances in clause (i) above, "Special Majority Vote of the Board" shall mean the approval of nine directors and (b) under the circumstances in clause (ii) above, "Special Majority Vote of the Board" shall mean the approval of eight directors.

          "Statement of Financial Accounting Standards" shall mean statements
           -------------------------------------------
and pronouncements of the U.S. Financial Accounting Standards Board.

          "Stockholder" shall mean any Stockholder which is a party to the
           -----------
Stockholders Agreement.

          "Stockholders Agreement" shall mean the Stockholders Agreement, dated
           ----------------------
as of [         ], 1998, among the Company, TDF and the other stockholders of the Company named in Schedule I thereto.

          "Strategic Alliance" shall mean any merger, consolidation, joint
           ------------------
venture, cooperative agreement or arrangement or co-ownership with, or investment by or in any person. Strategic Alliance shall not, however, include any purchase, lease or disposition for cash to or from any such person of all but not part of certain of the assets (other than securities or other interests in any person) of such person. If such Strategic Alliance also constitutes a Business Combination, such Strategic Alliance shall be deemed to be only a Business Combination for all purposes of this Agreement.

          "Subsidiary" or "Subsidiaries" when used with respect to any person
           ----------      ------------
shall mean (i) any other person, whether incorporated or unincorporated, which is either required to be consolidated with such person under U.S. generally accepted accounting principles or (ii) is an affiliate controlled by such person, directly or indirectly, through one or more intermediaries within the meaning of Rule 1.02(x) of Regulation S-X under the Exchange Act.

          "TDF Change of Control" shall occur if (i) TeleDiffusion de France
           ---------------------
S.A. ("TDF Parent") does not own, directly or indirectly, at least 30% of TDF,
       ----------
and any other person owns, directly or indirectly, 30% or more of TDF or (ii) France Telecom does not own, directly or indirectly, at least 30% of TDF Parent, and any other person owns, directly or indirectly, 30% or more of TDF Parent and in each case, such other person conducts a core business in the Company's Permitted Business Line in a geographic area in which the Company conducts more than de-minimis business in its Permitted Business Line at the time of the occurrence of the circumstances described in the preceding clauses (i) or (ii).

          "TDF Consolidated Group Interest" shall mean the percentage of Voting
           -------------------------------
Power that is controlled directly or indirectly by the TDF Group or would be controlled directly or indirectly by the TDF Group on the exercise of the TDF Put Right (assuming the exercise of the TDF CTSH Warrants).

          "TDF CCIC Warrants" shall mean the warrants issued to TDF upon the
           -----------------
exercise of the TDF Put Right in exchange for, and on substantially the same terms (except with respect to the conversion ratio in respect thereof) as, the TDF CTSH Warrants.

          "TDF CTSH Shares" shall mean the CTSH Shares beneficially owned by the
           ---------------
TDF Group.

          "TDF CTSH Warrants" shall mean the CTSH Warrants beneficially owned by
           -----------------
TDF.

          "TDF Designees" shall have the meaning set forth in the Stockholders
           -------------
Agreement.

          "TDF Group" shall mean TDF and its Affiliates (other than the Company
           ---------
and its Subsidiaries).

          "TDF Group Interest" shall mean the percentage of Voting Power that is
           ------------------
controlled, directly or indirectly, by the TDF Group or would be controlled, directly or indirectly, by the TDF Group (assuming the exercise of the TDF CCIC Warrants).

          "TDF Non-Voting Equity Interest" shall have the meaning set forth in
           ------------------------------
Section 2.01(a).

          "TDF Put Notice" shall have the meaning set forth in Section 6.01(a).
           --------------

          "TDF Put Right" shall have the meaning set forth in Section 6.01(a).
           -------------

          "TDF Put Shares" shall have the meaning set forth in Section 6.01(a).
           --------------

          "TDF Rollup" shall mean the earlier to occur of (i) the closing of the
           ----------
TDF Put Right pursuant to Section 6.01(b) and (ii) the closing of the Company Call Right pursuant to Section 6.02(b).

          "Total Enterprise Value" of any person shall mean, as of any date of
           ----------------------
determination, the sum (without duplication) of (i) the Total Equity Market Capitalization of such person and (ii) the Indebtedness of such person.

          "Total Equity Market Capitalization" of any person shall mean, as of
           ----------------------------------
any day of determination, the sum of (i) the product of (A) the aggregate number of outstanding shares of Equity Securities of such person on such day (which shall include any options or warrants on, or securities convertible or exchangeable into, shares of Equity Securities of such person) multiplied by (B) the average closing price of such common stock listed on the New York Stock Exchange, the American Stock Exchange or Nasdaq over the 20 consecutive Business Days immediately preceding such day, plus (ii) the liquidation value of any outstanding shares of preferred stock of such Person on such day, which preferred stock does not constitute Indebtedness for purposes hereof.

          "Tower Cash Flow" shall mean, for any period, the Consolidated Cash
           ---------------
Flow of the Company and its Subsidiaries for such period that is directly attributable to site rental revenue or license fees paid to lease or sublease space on communication sites owned or leased by the Company, all determined on a consolidated basis and in accordance with U.S. generally accepted accounting principles. Tower Cash Flow shall not include revenue or expenses attributable to non-site rental services provided by the Company or any of its Subsidiaries to lessees of communication sites or revenues derived from the sale of assets.

          "Transaction Documents" shall have the meaning set forth in the
           ---------------------
Exchange Agreement.

          "Unsolicited Offer" shall mean (i) a bona fide unsolicited written
           -----------------
offer by any person to acquire Voting Securities and/or Equity Securities (other than Customary Preferred Stock) of the Company (measured in the case of Voting Securities by Voting Power rather than number of shares), which, if consummated, or (ii) any acquisition by any person of any such Securities which, when consummated, results in such person beneficially owning, directly or indirectly, more than the Relevant Percentage of the Voting Securities and/or Equity Securities (other than Customary Preferred Stock) of the Company.

          "Voting Power", when used with reference to any class or series of
           ------------
securities of the Company, or any classes or series of securities of the Company entitled to vote together as a single class or series, shall mean the power of such class or series (or such classes or series) to vote for the election of directors. For purposes of determining the percentage of Voting Power of any class or series (or classes or series) beneficially owned by any person, any securities not outstanding which are subject to conversion rights, exchange rights, rights, warrants, options or similar securities held by such person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class or series (or classes or series) beneficially owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series (or classes or series) beneficially owned by any other person.

          "Voting Securities", when used with reference to any person, shall
           -----------------
mean any securities of such person having Voting Power or any securities convertible into or exchange able for any securities having Voting Power.

          SECTION 1.02.  Securities Outstanding.  In determining the number or
                         -----------------------
other amount outstanding of any securities of the Company or the percentage of Voting Power of any class or series beneficially owned by such person, securities owned by the Company or any of its Subsidiaries shall be deemed to be not outstanding.


                                  ARTICLE II

                                 Anti-dilution
                                 -------------

          SECTION 2.01.  Anti-dilutive Rights.  (a)  Except as provided in
                         ---------------------
Section 2.01(c) below, so long as TDF is Qualified, the Company shall not issue, sell or transfer any Equity Securities to any person (other than in connection with the IPO but only to the extent that the TDF Consolidated Group Interest is not thereby reduced to less than 20%) unless TDF is offered in writing the right to purchase, at the same price in cash for which such Equity Security is being offered to such other person(s) (provided that if such Equity Security is being
                                 --------
offered to such other person(s) for consideration other than cash or cash equivalents, the price in cash for which such Equity Security is being offered shall be deemed to be the Fair Market Value (as determined in good faith by the Board) of such consideration as of the date of issuance of such Equity Security), and on the same other terms proposed to be issued and sold (it being understood that TDF shall have the benefit of any underwriting or similar discount), an amount of such Equity Securities (the "Maintenance Securities") as
                                                     ----------------------
is necessary for the TDF Group to maintain the TDF Consolidated Group Interest, the TDF Group Interest and the TDF Non-Voting Equity Interest (as defined), as applicable, as would exist immediately prior to such issuance (the "Anti-
                                                                    ----
dilutive Rights"); provided that, with respect to the initial issuance by the
---------------    --------
Company following the date of this Agreement of Equity Securities which are not Voting Securities, the TDF Non-Voting Equity Interest shall be deemed to be equal to the TDF Consolidated Group Interest or the TDF Group Interest, as applicable, and thereafter "TDF Non-Voting Equity Interest" shall mean the
                            ------------------------------
percentage of non-voting Equity Securities owned, directly or indirectly, by the TDF Group. TDF shall have the right, during the period specified in Section 2.01(b), to accept the offer for any or all of the Maintenance Securities.

          (b) If TDF does not deliver to the Company written notice of acceptance of any offer made pursuant to Section 2.01(a) within 20 Business Days after TDF's receipt of such offer, TDF shall be deemed to have waived its right to purchase all or any part of the Maintenance Securities as set forth in such offer but TDF shall retain its rights under this Article II with respect to future offers.

          (c) The Anti-dilutive Rights set forth above shall not apply to (i) the grant or exercise of options to purchase Common Stock to employees, directors or consultants of the Company or any of its Subsidiaries prior to the date of the Exchange Agreement and listed on Schedule 6.32 to the Exchange Agreement or otherwise pursuant to a stock option or similar executive employee benefit plan in existence on the date hereof; (ii) the grant or exercise of options to purchase Common Stock or the issuance of shares of Common Stock as compensation in the ordinary course of business consistent with practice for public companies of a size and nature (e.g., high growth companies), as
                                       ----
determined by approval of a Special Majority Vote of the Board with a statement to such effect, as the Company to employees or directors of the Company or any of its Subsidiaries or otherwise pursuant to a stock option or similar executive or employee benefit plan adopted by the Board after the Closing in the ordinary course of business consistent with such practice; (iii) the grant or exercise of options to purchase or the issuance of Common Stock of the Company as compensation in the ordinary course of business consistent with past practice to consultants of the Company or any of its Subsidiaries representing not more than 1% of the aggregate amount of the Common Stock outstanding at the time of such grant or issuance; (iv) the issuance of shares of Common Stock issuable upon conversion of, or in respect of dividends on, the Senior Preferred Stock, or upon exercise of the Senior Preferred Warrants; (v) securities issued pursuant to any stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction, which securities are issued pro rata among, and pro rata within, all classes of stock which are subject to such stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction; (vi) securities issued upon conversion or exchange of any Equity Security in connection with which TDF had been granted Anti-dilutive Rights upon the issuance thereof in accordance with Section 2.01(a); and (vii) Voting Securities issued upon exercise of the Rights (as defined in the Exchange Agreement) pursuant to the Rights Plan (as defined in the Exchange Agreement); provided that the action referred to in clauses (ii), (iii) or (v) of this
--------
Section 2.01(c), as the case may be, shall have been approved (to the extent required) in accordance with the provisions of this Agreement.

          (d)  A closing for the purchase of Maintenance Securities pursuant to
Section 2.01(a) shall occur on the later of (i) the date on which such public or private issuance occurs and (ii) such date as may be agreed to by TDF and the Company, at a time and place specified by TDF in a notice provided to the Company at least 10 days prior to such closing date. In connection with such closing, the Company and TDF shall provide such customary closing certificates and opinions as TDF or the Company, as appropriate, shall reasonably request.


                                  ARTICLE III

                                  Standstill
                                  ----------

          SECTION 3.01.  Standstill.  Subject to Section 3.04, no member of the
                         -----------
TDF Group shall, without the prior written consent of the Board (not to be unreasonably withheld or delayed):

          (a) except as permitted under the Transaction Documents, acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, the beneficial ownership of any Voting Securities of the Company if the TDF Group Interest upon the consummation thereof would be greater than the Relevant Percentage, except pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction;

          (b) except as contemplated by the Transaction Documents, publicly propose that TDF or any member of the TDF Group enter into, directly or indirectly, any Business Combination involving the Company or propose to purchase, directly or indirectly, a material portion of the assets of the Company or any Subsidiary of the Company, or make any such proposal privately (other than any such proposal with respect to CTSH and its assets) if it would reasonably be expected to require the Company to make a public announcement regarding such proposal;

          (c) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms used in Regulation 14A promulgated under the Exchange Act) to vote or consent with respect to any Voting Securities of the Company in opposition to the recommendation of a Special Majority Vote of the Board or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) in opposition to the recommendation of a Special Majority Vote of the Board;

          (d) act in concert with any person for the purposes prohibited by subparagraph (a) or (b) above;

          (e) except in accordance with the terms of the Stockholders Agreement, seek election to or seek to place a representative on the Board or seek the removal of any member of the Board;

          (f) (i) solicit, seek to effect, negotiate with or provide nonpublic information to any other person with respect to or (ii) otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination (with any person) involving a change of control of the Company or the acquisition of a substantial portion of the Voting Securities and/or Equity Securities or assets of the Company or any Subsidiary of the Company (except, in the case of CTSH and its Subsidiaries, as permitted under Section 5.01 or the CTSH Shareholders Agreement), including a merger, consolidation, tender offer, exchange offer or liquidation of the Company assets, or any restructuring, recapitalization or similar transaction with respect to the Company or any Subsidiary of the Company; or

          (g) publicly disclose any intention, plan or arrangement, or provide advice or assistance to any person, inconsistent with the foregoing.

          If TDF or any member of the TDF Group owns or acquires any Voting Securities in violation of this Agreement, such Voting Securities shall immediately be disposed of to persons who are not members of the TDF Group in compliance with the provisions of this Agreement (but, for the avoidance of doubt, if at any time the TDF Consolidated Group Interest or the TDF Group Interest, as applicable, is increased to more than the Relevant Percentage as a result of a repurchase of Voting Securities by the Company or any other change in the Company's capitalization no Voting Securities shall be required to be disposed of by any member of the TDF Group); provided that the Company may also
                                             --------
pursue any other available remedy to which it may be entitled as a result of such violation.

          SECTION 3.02.  Transfer Restrictions.  Subject to Section 3.04, TDF
                         ----------------------
shall not, without the prior written consent of the Company, sell, or otherwise dispose of, or agree to dispose of, any Voting Securities of the Company, or any rights or options to acquire such Voting Securities, except pursuant to a transaction contemplated by the Transaction Documents or otherwise in a transaction, subject to Section 3.05, complying with any of the following clauses:

          (a) an underwritten public offering of shares of such Voting Securities in a manner intended to effect a broad distribution;

          (b) to any person (other than an underwriter which intends to effect a broad distribution of such Securities) in a transaction that complies with the volume and manner of sale provisions contained in Rules 144(e) and Rule 144(f) as in effect on the date hereof under the Securities Act (whether or not Rule 144 is in effect on the date of such transaction);

          (c)  subject to Section 7.08, to any Affiliate of TDF; provided,
                                                                 --------
     however, that such transferee becomes a party to this Agreement;
     -------

          (d) to any person in a transaction which complies with the Securities Act that TDF knows or, after commercially reasonable inquiry believes, after giving effect to such sale, will beneficially own not more than the greater of (x) 15% of the aggregate Voting Power of the Voting Securities of the Company and (y) the percentage of Common Stock of the Company which would result in any person (other than any member of the TDF Group or the Berkshire Group (as defined in the Stockholders Agreement)), upon the acquisition of the beneficial ownership of such percentage, constituting an "Acquiring Person" under the Rights Plan (as defined in the Stockholders Agreement), or any successor plan to such Rights Plan;

          (e) in a bona fide pledge of shares of Voting Securities of the Company to a financial institution to secure borrowings as permitted by applicable laws, rules and regulations; or

          (f) upon five Business Days' prior notice to the Company, pursuant to the terms of any tender or exchange offer for Voting Securities of the Company made pursuant to the applicable provisions of the Exchange Act or pursuant to any business combination (provided that such tender or exchange
                                           --------
     offer is not materially related to any past noncompliance of Sections 3.01 and 3.03(a) by TDF).

          SECTION 3.03.  Voting.  (a)  Whenever (i) TDF shall have the right to
                         -------
vote any Voting Securities of the Company and (ii) any person shall have initiated, proposed or otherwise solicited stockholders of the Company in a "proxy-contest" or with respect to any proposal for the election of any member to the Board, which in either case, the Board has recommended by a Special Majority Vote receives a negative vote, TDF shall (a) be present, in person or represented by proxy, at any stockholder meeting of the Company relating to such contest or proposal for the purpose of determining the presence of a quorum at such meeting or for such consent, and (B) vote or consent with respect to all Voting Securities of the Company beneficially owned by it in the manner recommended by a Special Majority Vote of the Board or, if so requested by a Special Majority Vote of the Board, vote or cause to be voted all Voting Securities of the Company beneficially owned by it in the same proportion as the votes cast by or on behalf of the other holders of Voting Securities of the Company.

          (b) Subject only to Section 3.03(a), TDF shall have the right at any time to vote any Voting Securities of the Company in its sole discretion.

          SECTION 3.04.  Time Limit.  (a)  Prior to any cessation of the
                         -----------
provisions of Sections 3.01, 3.02 and 3.03(a) pursuant to Section 3.04(b), the provisions of Section 3.01 and Section 3.03 shall be suspended during any period from the date of the commencement by any person (other than TDF or any member of the TDF Group) of an Unsolicited Offer or a Special Business Combination to the date of closing, abandonment or termination of all such Offers (including any such Offer commenced by TDF or any member of the TDF Group following any suspension of Sections 3.01 and 3.03 pursuant to this Section 3.04(a)) and shall thereafter, subject to such Section 3.04(b), be reinstated as in effect prior to the commencement of any such Unsolicited Offer or Special Business Combination, as applicable.

          (b) The provisions of Sections 3.01, 3.02 and 3.03(a) shall cease to apply after the fifth anniversary of the Closing or the earlier of:

          (i) any person (other than any person who is a member of the Berkshire Group who holds, in person or as a group, less than the amount permitted to be held by the Berkshire Group without such person constituting an "Acquiring Person" under the Rights Plan), beneficially owns or controls 15% or more of the Voting Securities and/or 15% or more of the outstanding Equity Securities (other than Customary Preferred Stock) of the Company without a standstill agreement (which includes customary standstill provisions, voting restrictions and transfer restrictions, on no more favorable terms than those to which TDF is subject under this Agreement and with governance rights and, taken as a whole, other rights which are no more favorable than those granted to TDF in this Agreement and the Stockholders Agreement) being entered into between the Company and such person;

          (ii) a business combination or other change in control of the Company has occurred or has been agreed to or acquiesced in by the Board or any Unsolicited Offer or Special Business Combination has been consummated;

          (iii)  TDF shall no longer be Qualified;

          (iv)   no Voting Security of the Company is publicly traded; or

          (v) the Company has redeemed the Rights (as defined in the Stockholders Agreement) under the Rights Agreement (as defined Stockholders Agreement).

          SECTION 3.05.  Right of First Refusal.  (a)  If TDF or any member of
                         -----------------------
the TDF Group desires to transfer to any person 5% or more of the Voting Securities of the Company pursuant to Section 3.02(d) (other than a transfer to an underwriter which intends to effect a broad distribution of such Voting Securities), TDF, or such member of the TDF Group, as applicable, shall give prompt written notice (the "Transfer Notice") to the Company of such intention,
                            ---------------
specifying the number of Voting Securities proposed to be transferred (the "Offered Securities") and the price at which they are to be transferred (the
 ------------------
"Offer Price").  The Transfer Notice shall constitute an irrevocable offer (the
 -----------
"Offer") by TDF to sell to the Company the Offered Securities at the Offer
 -----
Price. The Company shall have the right, exercisable by written notice given by the Company to TDF within twenty Business Days after receipt of such Transfer Notice, to purchase (or to cause a person or group designated by the Company to purchase) all, or any part in excess of 5% of the Voting Securities of the Company, of such Offered Securities specified in such Transfer Notice for cash at the Offer Price by delivery of a notice (the "Exercise Notice") to TDF
                                                 ---------------
stating the Company's irrevocable acceptance of the Offer.

          (b) If the Company elects to purchase the Offered Securities, the closing of the purchase of the Offered Securities shall take place on a mutually acceptable closing date which shall be not more than 30 days after delivery of the Exercise Notice. The closing shall be held at 10:00 a.m., time, at the principal office of the Company or at such other time or place as the parties mutually agree.

          (c)  On the closing date, TDF shall deliver (or cause to be delivered)
(i) certificates representing the Offered Securities to be purchased by the Company, free and clear of any lien, claim or encumbrance, and (ii) such other documents, including evidence of ownership and authority, as the Company may reasonably request. The Offer Price shall be paid by wire transfer of immediately available funds no later than 2:00 p.m., local time, on such closing date and the Company shall on such closing date issue to TDF (or to its order) certificates for any balance of the Offered Securities which are not purchased by the Company.


                                  ARTICLE IV

                                  Governance
                                  ----------

          SECTION 4.01.  Approval Required for Certain Actions.  (a)  Without
                         --------------------------------------
prejudice to TDF's rights under clauses three and six of the CTSH Shareholders Agreement, in the case of a Simple Majority Event, the Company or any Subsidiary of the Company may take any action set forth in clauses (i) through (ix) below without the approval of a Special Majority Vote of the Board. In the absence of a Simple Majority Event, without prejudice to TDF's rights under clauses three and six of the CTSH Shareholders Agreement, so long as TDF is Qualified, no action by the Company or any Subsidiary of the Company (including but not limited to any action by their respective boards of directors or any committee thereof) shall be taken with respect to any of the following matters without the approval of the Board, which approval shall be by a Special Majority Vote of the
Board:

          (i)    the amendment of the Charter or By-laws;

          (ii) any acquisition of any assets, business, operations or securities (other than with respect to any redemption of the Senior Preferred Stock in accordance with its terms) by the Company or any Subsidiary thereof by merger, joint venture or otherwise (whether in one transaction or a series of related transactions, including without limitation any enforceable right of any other person to require the deferred acquisition thereof) other than any such acquisition by the Company or any of its Subsidiaries if the Company's and/or any such Subsidiary's pro rata

     Total Enterprise Value in respect of such acquisition, prior to giving effect thereto, is less than or equal to the greater of $20 million and 2% of the Total Enterprise Value of the Company and its Subsidiaries taken as a whole (it being understood that at the time of any subsequent optional purchase relating to such acquisition, the value of the Company's and/or any such Subsidiary's pro rata Total Enterprise Value shall be the pro forma value of the entire interest);

          (iii) any disposition (other than with respect to Asset Swaps) of any assets, business, operations or securities by the Company or any Subsidiary thereof (whether in one transaction or a series of related transactions, including without limitation any enforceable right any other person to require the deferred disposition thereof) other than a disposition by the Company or any of its Subsidiaries where the Company's and/or any such Subsidiary's pro rata Total Enterprise Value in the consideration received in respect of such disposition, prior to giving effect thereto, (including the assumption of any Indebtedness of the Company in connection therewith) is less than or equal to whichever is the greater of $20 million and 2% of the Total Enterprise Value of the Company and its Subsidiaries taken as a whole;

          (iv) any Strategic Alliance which is material to the Company and its Subsidiaries, taken as a whole;

          (v) any incurrence, assumption or issuance by the Company or any of its Subsidiaries of Indebtedness other than (A) Indebtedness existing on the date hereof and any Permitted Indebtedness (including in each case any refinancings which do not increase the principal amount thereof), (B) any other Indebtedness if the Company's Debt to Adjusted Consolidated Cash Flow Ratio at the time of incurrence of such Indebtedness, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarterly periods of the Company for which internal financial statements are available, would have been no greater than 5.5 to 1 and (C) any refinancing of any Indebtedness the incurrence of which was approved by the Board in accordance with this
     Section 4.01(a), which refinancing does not increase the principal amount of such Indebtedness;

          (vi) any transaction between (A) the Company or any of its Subsidiaries, on the one hand, and (B) any Stockholder or Affiliate of the Company (other than any

     Subsidiary of the Company and other than TDF and its Affiliates), on the other hand (other than as contemplated by the Transaction Documents);

          (vii) the issuance of any Equity Security of the Company or any Subsidiaries of the Company (other than (i) the grant or exercise of options to purchase Common Stock to employees, directors or consultants of the Company or any of its Subsidiaries prior to the date of the Exchange Agreement and listed on Schedule 6.32 to the Exchange Agreement or otherwise pursuant to a stock option or similar executive employee benefit plan in existence on the date hereof; (ii) the grant or exercise of options to purchase Common Stock or the issuance of shares of Common Stock as compensation in the ordinary course of business consistent with practice for public companies of a similar size and nature (e.g., high growth
                                                        ----
     companies), as determined by approval of a Special Majority Vote of the Board with a statement to such effect, as the Company to employees or directors of the Company or any of its Subsidiaries or otherwise pursuant to a stock option or similar executive or employee benefit plan adopted by the Board after the Closing in the ordinary course of business consistent with such practice; (iii) the grant or exercise of options to purchase or issuance of Common Stock of the Company as compensation in the ordinary course of business consistent with past practice to consultants of the Company or any of its Subsidiaries representing not more than 1% of the aggregate amount of the Common Stock outstanding at the time of such grant or issuance; (iv) the issuance of shares of Common Stock issuable upon conversion of, or in respect of dividends on, the Senior Preferred Stock, or upon exercise of the Senior Preferred Warrants; (v) securities issued pursuant to any stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction, which securities are issued pro rata among and pro rata within all classes of stock which are subject to such stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction; (vi) securities issued upon conversion or exchange of any Equity Security in connection with which TDF had been granted Anti-dilutive Rights upon the issuance thereof in accordance with Section 2.01(a); (vii) Voting Securities issued upon exercise of the Rights (as defined in the Stockholders Agreement) pursuant to the Rights Plan (as defined in the Stockholders Agreement);
     (viii) the issuance of shares of Common Stock issuable upon conversion of,
     or
     in respect of dividends on, the Senior Preferred Stock, the exercise of the Senior Preferred Warrants, or upon the conversion or exercise of Equity Securities the issuance of which was approved in accordance with this
     Section 4.01(a)(vii); provided that the actions referred to in clauses
                           --------
     (ii), (iii) or (v) of this Section 4.01(a)(vii), as the case may be, shall have been approved (to the extent required) in accordance with the provisions of this Agreement).

          (viii)   any Business Combination entered into by the Company;

          (ix) the dissolution of the Company, the adoption of a plan of liquidation of the Company or any action by the Company to commence any suit, case, proceeding or other action (i) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company, or seeking to adjudicate the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to the Company or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for the Company, or making a general assignment for the benefit of the creditors of the Company; or

          (x) any amendment to the Rights Plan (as defined in the Stockholders Agreement) other than any such amendment (A) for the purpose of permitting any transaction (and only to the extent necessary to permit such transaction) which is permitted under the terms of this Agreement or
     (B) required by applicable law or any ruling or order of any court or governmental body.

          (b) Without prejudice to TDF's rights under clauses three and six of the CTSH Shareholders' Agreement, following the fifth anniversary of the Closing, the Company or any of its Subsidiaries may take any of the actions set forth in clauses (ii), (iii), (iv) and (v) below without the prior written consent of TDF, and following the tenth anniversary of the Closing, the Company or any of its Subsidiaries may take the action set forth in clauses (i), (vi) and (vii) below without the prior written consent of TDF. Prior to such fifth or tenth anniversary, as applicable, so long as TDF is Qualified, no action by the Company or any Subsidiary (including but not limited to any action by their respective boards of directors or any committee thereof), other than, in the case of clauses (iii)
and (iv) below, any Conflicted Action, shall be taken with respect to any of the following matters (each such matter, a "Significant Action") without the
                                        ------------------
approval by a majority of the entire Board and the prior written consent of TDF (any written notice refusing to provide such consent being hereinafter referred to as a "Veto"):
         ----

          (i) (A) the creation or issuance of any new class of security of the Company or any class of security of a Subsidiary of the Company (other than where all such Subsidiary's securities are issued to the Company), or any right to acquire such security, (B) the issuance of any Class A Stock to any person other than TDF or any member of the TDF Group or (C) any amendment to the Charter or By-laws (other than any amendment required by applicable law or any ruling or order of any court or governmental body) (including without limitation any such amendment to increase the number of directors constituting the entire Board), with, in the case of clauses (A) or (B), the intent or effect of materially adversely affecting the legal rights of TDF under this Agreement or the Stockholders Agreement;

          (ii) the acquisition in one or a series of related transactions, including without limitation any enforceable right of any other person to require any deferred acquisition (whether by merger, consolidation, joint venture, the purchase of stock or assets or otherwise) of a business, operations, securities or assets not in a Permitted Business Line, which acquisition by the Company or any of its Subsidiaries if the Company's and/or any such Subsidiary's pro rata Total Enterprise Value in respect of such acquisition, immediately prior to giving effect thereto, would constitute more than 10% of the Total Enterprise Value of the Company and its Subsidiaries taken as a whole (it being understood that at the time of any subsequent optional purchase relating to such acquisition the value of the Company's and/or any such Subsidiary's pro rata Total Enterprise Value shall be the pro forma value of the entire interest);

          (iii) the acquisition in one or a series of related transactions, including without limitation any enforceable right of any other person to require any deferred acquisition (whether by merger, consolidation, joint venture, the purchase of stock or assets or otherwise) of a business, operations, securities or assets which is (or are) in a Permitted Business Line (other than any part thereof which is not material in relation to the whole of such business, operations, securities or assets), which acquisition, by the Company or any of its Subsidiaries if the value of the Company's and/or any such Subsidiary's pro rata Total Enterprise Value in respect of such acquisition, immediately prior to giving effect thereto, would constitute, (A) prior to December 31, 1999, the greater of $750 million and more than 25% of the Total Enterprise Value of the Company and its Subsidiaries taken as a whole and (B) following December 31, 1999, more than 25% of the Total Enterprise Value of the Company and its Subsidiaries taken as a whole (it being understood that at the time of any subsequent optional purchase relating to such acquisition the value of the Company's and/or any such Subsidiary's pro rata Total Enterprise Value shall be the pro forma value of the entire interest);

          (iv)   any Strategic Alliance with any Restricted Party;

          (v) the disposition (other than with respect to Asset Swaps) in one or a series of related transactions, including without limitation any enforceable right of any other person to require any deferred disposition (whether by merger, consolidation, the sale or distribution of stock or assets or otherwise) of a business or assets, if the value of the Company's and/or any such Subsidiary's pro rata Total Enterprise Value in the consideration received in respect of such disposition, immediately prior to giving effect thereto, (including the assumption of any Indebtedness of the Company in connection therewith) exceeds 10% of the Total Enterprise Value of the Company and its Subsidiaries taken as a whole; provided, however,
                                                           --------  -------
     that there shall be excluded from the foregoing any disposition by the Company or any of its Subsidiaries of any specific interest of the Company and/or any of its Subsidiaries in any acquisition permitted under the terms of this Agreement, which interest the Board, as evidenced by resolution duly adopted by the Board prior to such acquisition, firmly intended to dispose of following such acquisition, and which is disposed of by the Company or any Subsidiary of the Company within twelve months of such acquisition;

          (vi)   any Business Combination, except as permitted pursuant to
     Section 5.01(a);

          (vii) the issuance by the Company to any person in one or more transactions of Equity Securities or the right to purchase Equity Securities (other than with respect to the Rights (as defined in the Stockholders Agreement) issued under the Rights Plan (as defined in the Stockholders Agreement)) representing the Relevant Percentage or more of the aggregate amount of the outstanding Equity Securities of the Company (it being understood that any such issuance the consummation of which would result in a Business Combination shall be treated solely under the foregoing clause (vi)).

          (c) Prior to proposing to take any action set forth in Sections 4.01(a) or 4.01(b) at any meeting of the Board, the Secretary of the Company shall cause (i) to be included in the Board Agenda a statement that such proposed action is an action set forth in such Section 4.01(a) or 4.01(b), as applicable, the vote required by the Board to approve such action in accordance with this Agreement and the party or parties proposing such action, which party or parties shall provide the Secretary of the Company with all relevant information relating to such action to accompany such Board Agenda and the Secretary of the Company shall cause such Board Agenda to be supplied to each director at least five Business Days prior to such Board meeting and (ii) shall cause a copy of such Board Agenda to be supplied to TDF in accordance with
Section 7.07 at least five Business Days prior to such Board Meeting, and TDF shall deliver to the Company Secretary notice of its intent to consent to or Veto such Significant Action prior to such Board Meeting (provided that the
                                                          --------
failure to deliver such notice shall not impair TDF's right to Veto such Significant Action under Section 4.01(b)). Following the approval of such Significant Action by the Board, the Company Secretary shall promptly deliver to TDF notice of such approval in accordance with Section 7.07 and TDF shall have three Business Days following delivery of such notice to deliver to the Company Secretary its consent to, or Veto of, such Significant Action; provided,
                                                               --------
however, that if TDF shall Veto any proposed Business Combination which has been
-------
approved by the Board, the Company may override such Veto pursuant to Section
5.01. If TDF shall fail to deliver to the Company Secretary notice of its consent to, or Veto of, such Significant Action prior to 5:00 p.m. U.S. Central time on the third Business Day following the date of delivery by the Company Secretary to TDF of notice of the Board's approval of such Significant Action in accordance with the preceding sentence, TDF shall be deemed to have consented to such Significant Action and the Company may thereafter consummate such Significant Action.

          SECTION 4.02.  Negative Covenants. (a) Notwithstanding any other
                         -------------------
provision of the Transaction Documents, neither the Company, any of its Subsidiaries, TDF nor any member of the TDF Group shall take or approve any action which would result in the BBC having the right to terminate a BBC Contract in accordance with the terms of such BBC Contract.

          (b) TDF agrees that neither TDF nor any member of the TDF Group shall enter into any transaction falling within a Permitted Business Line which TDF Vetoed in accordance with Section 4.01(b)(iii) and Section 4.01(b)(iv) within six months after the relevant Veto.

          SECTION 4.03.  Successors to the Company.  The Company shall procure
                         --------------------------
that TDF shall be granted by any Newco equivalent rights to the rights contained in this Agreement as a condition to any transaction involving the creation of any such Newco.


                                   ARTICLE V

                                  CTSH Option
                                  -----------

          SECTION 5.01.  CTSH Option.  (a)  Notwithstanding any other provision
                         ------------
of this Agreement, TDF shall have the right to the CTSH Option (as defined) if, and only if, TDF is Qualified and (i)(A) the Board has approved a Business Combination by a Special Majority Vote, (B) TDF thereafter gives a Veto in respect of such Business Combination in accordance with Section 4.01(b) and 4.01(c) and (C) subsequent to the exercise of the Veto by TDF, a majority of the entire Board (excluding the two TDF Designees) resolves that such Veto by TDF shall be overridden in accordance with this Section 5.01; (ii) the commencement or occurrence of an Unsolicited Offer by any person (other than any member of the TDF Group); or (iii) a Special Business Combination shall have been commenced by any person (other than any member of the TDF Group), TDF shall have the option, exercisable, subject to subparagraph (d) below, irrevocably by notice in writing given to the Company within five days following agreement between the parties as to, or (as the case may be), receipt of notice of the determination of the Fair Market Value per share of the CTSH Shares and the CTSH Warrants (assuming the payment of the exercise price of such Warrants) (the "CTSH Per Share Value") as set forth below, to (x) acquire for cash by itself or
 --------------------
together with any other person, all, but not less than all, the Company CTSH Shares at such CTSH Per Share Value, (y) sell for cash to the Company the TDF CTSH Shares and the TDF CTSH Warrants at such CTSH Per Share Value or (z) maintain the TDF CTSH Shares and the TDF CTSH Warrants without regard to the event giving rise to the CTSH Option (the "CTSH Option").
                      -----------

          (b) The valuation procedures shall be as follows. Each of the Company and TDF shall, commencing upon the date of the occurrence of any of the events set forth in Section 5.01(a)(i)(C), Section 5.01(a)(ii) or Section 5.01(a)(iii), negotiate in good faith to determine a CTSH Per Share Value of the CTSH Shares within thirty days following the occurrence of any such event. If the parties do not agree on a CTSH Per Share Value within such thirty-day period, they shall, within three days, appoint an independent investment banker of international stature with its principal office in New York City (the "Appraiser") and shall provide such Appraiser with their respective written
 ---------
determinations of the CTSH Per Share Value. Such Appraiser shall then choose (taking into account all relevant factors, but no discount shall be applied as a result of the termination or potential termination of the BBC Contracts), as between the written determinations of the CTSH Per Share Value provided by each party to the Appraiser, the CTSH Per Share Value which most closely approximates, in the expert opinion of the Appraiser, the Fair Market Value per share of the CTSH Shares and the CTSH Warrants. If the parties are unable to agree on the selection of such Appraiser within such three-day period, they shall on such third day so notify the Chairman of the New York Stock Exchange, Inc., who shall, within five days of such notification, (or if unwilling or unable to serve in such capacity, the senior partner of one the following accounting firms, in order of priority for selection, KPMG Peat Marwick LLP, Price Waterhouse LLP, Ernst & Young LLP and Arthur Anderson LLP) appoint an investment banker meeting the qualifications set forth above to serve as the Appraiser. In any case, the Appraiser shall make its decision with respect to the CTSH Per Share Value within ten days of the date of its engagement and must choose a Value presented by either of the parties pursuant to their respective written determinations (i.e., such Appraiser may not select a different value).
                        ----
The fees and expenses of the Appraiser shall be paid by the Company.

          (c) If a Business Combination, Unsolicited Offer or Special Business Combination is abandoned or terminated, the CTSH Option and any exercise thereof by TDF pursuant to Section 5.01(a)(x) or (y) shall become null and void and ownership in CTSH shall continue as if such CTSH Option had not come into effect, unless the Company exercises its right to cause TDF to purchase the Company CTSH Shares pursuant to subparagraph (d) below.

          (d) Any closing of a sale and purchase of CTSH Shares pursuant to the CTSH Option shall take place on the date of consummation of the Business Combination and, subject as provided in the next following sentence, the Unsolicited Offer or Special Business Combination which gave rise thereto, subject to the satisfaction or waiver of the Conditions Precedent; provided that
                                                                   --------
any such Business Combination may not be consummated by the Company other than substantially simultaneously with (but not before) the consummation of the sale and purchase of the CTSH Shares pursuant to such CTSH Option; provided further
                                                              ----------------
that each of the Company and TDF shall continue to use its reasonable best efforts to obtain the satisfaction or waiver of such Conditions Precedent so long as such Business Combination, Unsolicited Offer a Special Business Combination is outstanding. In the case of an Unsolicited Offer or a Special Business Combination, if TDF has elected to exercise the CTSH Option pursuant to
Section 5.01(a)(x) and the Conditions Precedent to such CTSH Option are not waived or satisfied on or before the third Business Day prior to the date of consummation of the Unsolicited Offer or the Special Business Combination which gave rise to such CTSH Option, TDF shall have the option by written notice (a "Withdrawal Notice") to the Company to be given no later than the date of
 -----------------
consummation of such Unsolicited Offer or Special Business Combination, as applicable, to declare the exercise of the CTSH Option pursuant to Section 5.01(a)(x) to be null and void and to exercise the CTSH Option pursuant to either Section 5.01(a)(y) or Section 5.01(a)(z) in lieu thereof. If TDF fails to give a Withdrawal Notice prior to the date of consummation of the Unsolicited Offer or the Special Business Combination, TDF shall be deemed to have affirmed the exercise of the CTSH Option pursuant to Section 5.01(a)(x).

          If such Business Combination is not consummated (or an Unsolicited Offer or Special Business Combination is abandoned or terminated) by reason primarily of the exercise by TDF of the CTSH Option pursuant to Section 5.01(a)(x), then the Company may nevertheless require TDF to proceed with the purchase (the "Required Purchase") of the Company CTSH Shares at the CTSH Per
               -----------------
Share Value, subject to the satisfaction or waiver of the Conditions Precedent and the non-occurrence prior to the closing of the Required Purchase of (i) any event or development of a state of circumstances or facts which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CTSH and its Subsidiaries taken as a whole or (ii)(A) a suspension of trading in the Company's Common Stock by the Commission or Nasdaq or the establishment of limited or minimum prices in trading of securities generally on the New York Stock Exchange, Inc., or Nasdaq or (B) banking moratoriums having been declared either by Federal or New York State authorities. Such Required Purchase by TDF of the Company CTSH Shares shall, subject to the satisfaction or waiver of the Conditions Precedent and the nonoccurrence of any such event as aforesaid, close thirty days after announcement of the abandonment or termination of such Business Combination, Unsolicited Offer, or Special Business Combination, as applicable (or, if later, the second Business Day following the date of the satisfaction or waiver of the Conditions Precedent). If TDF shall exercise the CTSH Option pursuant to Section 5.01(a)(x), TDF may pay all or any part of the purchase price therefor by surrendering to the Company on the closing of such exercise shares of Class A Stock (which shall be valued at the offer price per share of Common Stock pursuant to the Business Combination, Unsolicited Offer, or Special Business Combination, as applicable, giving rise to the CTSH Option).

          (e) If the price offered in any proposed Business Combination, Unsolicited Offer or Special Business Combination is increased or decreased by the offeror by more than 10% after the commencement or determination of the CTSH Per Share Value pursuant to subparagraph (b), the Company shall promptly notify the Appraiser of such increase or decrease and the Appraiser shall take into account such increase or decrease (and any other relevant factor in connection therewith), except that if the Appraiser has previously completed the appraisal procedure set forth in such subparagraph (b) and selected the CTSH Per Share Value, (i) such appraisal procedure shall recommence and the choice of the CTSH Per Share Value by the Appraiser shall be made within five days of the notice to the Appraiser by the Company of such increase or decrease and (ii) any exercise by TDF of the CTSH Option by written notice to the Company pursuant to Section 5.01(b) shall be null and void, and TDF may thereafter exercise the CTSH Option by subsequent written notice to the Company in accordance with such Section 5.01(b).

          (f) Immediately prior to the consummation of any Business Combination, Unsolicited Offer or Special Business Combination, TDF shall have the right to require the Company to purchase one-half (1/2) of the shares of Class A Stock held by the TDF Group, as applicable, for cash in an amount equal to the product of (x) the offer price per share of Common Stock pursuant to the Business Combination, Unsolicited Offer or Special Business Combination, as applicable, and (y) one-half (1/2) of the number of such shares of Class A Stock held by the TDF Group.


                                   ARTICLE VI

                              Put and Call Rights
                              -------------------

          SECTION 6.01.  TDF Put Right.  (a)  The Company agrees that from the
                         --------------
date of this Agreement and continuing until the second anniversary of the Closing, TDF shall have the right in its sole discretion (the "TDF Put Right"),
                                                               -------------
upon the delivery of a notice (the "TDF Put Notice") by TDF to the Company, to
                                    --------------
require the Company, subject to the satisfaction of the Conditions Precedent
(A), subject to proviso (B) to clause (b) below, to purchase all, but not less than all (except for one CTSH Ordinary Share), of the TDF CTSH Shares beneficially owned by the TDF Group in exchange for that number of shares of Class A Stock which is equal to the product of (x) the Exchange Ratio and (y) the number of all (but one CTSH Ordinary Share) of such TDF CTSH Shares (the "TDF Put Shares") and (B) to issue in exchange for the TDF CTSH Warrants (i) TDF
 --------------
CCIC Warrants for a number of shares of Class A Stock which is equal to the product of (x) the Exchange Ratio and (y) the number of TDF CTSH Shares represented by the TDF CTSH Warrants and (ii) 100,000 shares of Class A Stock (as adjusted from time to time after the date hereof in accordance with the provisions contained in Section 1.02 of the Exchange Agreement).

          (b) The closing of the TDF Put Right shall, subject to the satisfaction of the Conditions Precedent, take place on the tenth Business Day after the date on which the Company shall have received the TDF Put Notice (or such date which is the second Business Day after the date on which such conditions shall have been satisfied, not in any case to be later than the fortieth Business Day following such date on which the Company received the TDF Put Notice, at which time the TDF Put Right shall, subject to the following provisos (A) and (B), terminate and be of no further force or effect), at a time and place specified by TDF in such notice or such other date, time and place as may be agreed to by TDF and the Company; provided that, notwithstanding any
                                         --------
other provision of this Agreement, if (A) (i) any statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or enforced by any court or governmental body or authority which prohibits consummation of the TDF Put Right substantially on the terms contemplated hereby, each of the Company and TDF shall use its reasonable best efforts to remove any such order, decree or injunction and TDF shall be deemed to be Qualified for purposes of this Agreement for the lesser of (x) the first anniversary of the date of the TDF Put Notice and (y) the closing of the TDF Put Right following such removal or (ii) (A) the BBC shall not have approved the exercise of the TDF Put Right or shall have approved the TDF Put Right subject to conditions which are reasonably deemed by the Company or TDF to be onerous, each of the Company and TDF shall use its reasonable best efforts to obtain such BBC approval and TDF shall be deemed to be Qualified for purposes of this Agreement for so long as (x) TDF continues to exercise its reasonable best efforts to obtain such removal or approval and (y) the TDF Consolidated Group Interest is not less than 10.5% or (B) if the BBC does not approve the exercise of the TDF Put Right in whole or approves the TDF Put Right in whole subject to conditions which are reasonably deemed by the Company or TDF to be onerous, TDF shall be entitled to exercise the TDF Put Right in respect of so many of the TDF CTSH Shares and TDF CTSH Warrants as do not require the consent of the BBC and TDF shall be deemed to be Qualified for the purposes of this Agreement for so long as (x) TDF continues to exercise its reasonable best efforts to obtain such removal or approval and (y) the TDF Consolidated Group Interest is not less than 10.5%. The TDF Put Right shall expire and be of no further force or effect at such time as TDF is no longer deemed to be Qualified under the preceding clause
(i) and/or clause (ii), as applicable. On the closing date of the TDF Put Right, the Company shall deliver to TDF, against delivery of (i) duly executed transfers in respect of (all but one of) the TDF CTSH Shares and the share certificate(s) in respect thereof (which shares TDF undertakes to sell free and clear of all liens, claims, charges or other encumbrances ("Liens")) and a duly
                                                            -----
executed deed of termination in respect of the TDF CTSH Warrants and (ii) such other documents, including evidence of ownership and authority, as the Company may reasonably request, the TDF Put Shares, the TDF CCIC Warrants and 100,000 shares of Class A Stock (adjusted as aforesaid). In connection with such closing, the Company and TDF shall also provide such other customary closing certificates and opinions as TDF or the Company, as appropriate, may reasonably request.

          SECTION 6.02.  Company Call Right.  (a)  TDF agrees that on the second
                         -------------------
anniversary of the Closing (or, if an Unsolicited Offer or Special Business Combination is outstanding on such date, such date as is five days following the termination or abandonment of such Unsolicited Offer or Special Business Combination) unless (i) the TDF Rollup shall have previously been consummated,
(ii) the Common Stock Call Price shall be less than or equal to $60 (as adjusted for any stock split, stock dividend, rights offering, recapitalization, reclassification or other similar transaction), or
(iii) a Business Combination been consummated, or an Unsolicited Offer or a Special Business Combination is outstanding or has been consummated and TDF has exercised the CTSH Option pursuant to Section 5.01(a)(x) above, the Company shall have the right in its sole discretion (the "Company Call Right"), upon the
                                                  ------------------
delivery of a notice (the "Company Call Notice") by the Company to TDF on such
                           -------------------
date, to require, subject to the satisfaction of the Conditions Precedent, subject to proviso (B) to clause (b) below, TDF to transfer and deliver to the Company all, but not less than all (except for one CTSH Ordinary Share), of the TDF CTSH Shares and the TDF CTSH Warrants beneficially owned by the TDF Group in exchange for the TDF Put Shares, the TDF CCIC Warrants and 100,000 shares of Class A Stock (as adjusted from time to time after the date hereof in accordance with the provisions contained in Section 1.02 of the Exchange Agreement).

          (b) The closing of the Company Call Right shall, subject to the satisfaction of the Conditions Precedent, take place on the tenth Business Day after the date on which TDF received the Company Call Notice (or such date which is the second Business Day after the date on which such conditions shall have been satisfied, not in any case to be later than the fortieth Business Day following such date on which TDF received the Company Call Notice, at which time the Company Call Right shall, subject to the following provisos (A) and (B), terminate and be of no further force or effect), at a time and place specified by the Company in such notice or such other date, time and place as may be agreed to by TDF and the Company; provided that, notwithstanding any other
                                  --------
provision of this Agreement, if (A) (i) any statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or enforced by any court or governmental body or authority which prohibits consummation of the Company Call Right substantially on the terms contemplated hereby, each of the Company and TDF shall use its reasonable best efforts to remove any such order, decree or injunction and TDF shall be deemed to be Qualified for purposes of this Agreement for the lesser of (x) the first anniversary of the date of the Company Call Notice and (y) the closing of the Company Call Right following such removal or (ii) the BBC shall not have approved the exercise of the Company Call Right or shall have approved the Company Call Right subject to conditions which are reasonably deemed by the Company or TDF to be onerous, each of the Company and TDF shall use its reasonable best efforts to obtain such BBC approval and to permit the Company to consummate the Company Call Right, and TDF shall be deemed to be Qualified for purposes of this Agreement for so long as (x) TDF continues to exercise its reasonable best efforts to obtain such removal or approval and (y) the TDF Consolidated Group Interest is not less than 10.5% or (B) if the BBC does not approve the exercise of the Company Call Right in whole or approves the Company Call Right in whole subject to conditions which are reasonably deemed by the Company or TDF to be onerous, the Company shall be entitled to exercise the Company Call Right in respect of so many of the TDF CTSH Shares and TDF CTSH Warrants as do not require the consent of the BBC and TDF shall be deemed to be Qualified for the purposes of this Agreement for so long as (x) TDF continues to exercise its reasonable best efforts to obtain such removal or approval and (y) the TDF Consolidated Group Interest is not less than 10.5%. On the closing date of the Company Call Right, the Company shall deliver to TDF, against delivery of
(i) duly executed transfers in respect of (all but one of) the TDF CTSH Shares and the share certificate(s) in respect thereof (which shares TDF undertakes to sell free and clear of all Liens) and a duly executed deed of termination in respect of the TDF CTSH Warrants and (ii) such other documents, including evidence of ownership and authority, as the Company may reasonably request, the TDF Put Shares and the TDF CCIC Warrants and 100,000 shares of Class A Stock (adjusted as aforesaid). In connection with such closing, the Company and TDF shall also provide such other customary closing certificates and opinions as TDF or the Company, as appropriate, may reasonably request.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

          SECTION 7.01.  Access to Information; Confidentiality.  The Company
                         --------------------------------------
shall, and shall cause each of its Subsidiaries to, afford to TDF reasonable access prior to the termination of this Agreement to their respective corporate books and records (including without limitation copies of the minutes of the meetings of their respective boards of directors) and, without prejudice to TDF's rights under the CTSH Shareholders Agreement, TDF shall have the right to attend any meeting of the board of directors of the Company or any Subsidiary of the Company as an observer upon reasonable prior notice to the Corporate Secretary of each of the Company and any such Subsidiary. Except as required by applicable law, TDF will hold, and will use its reasonable best efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and controlled affiliates to hold, in confidence any and all non-public information received from the Company or any of its Subsidiaries, directly or indirectly, and to use such information solely for purposes of effecting the transactions contemplated by this Agreement and the other Transaction Documents.

          SECTION 7.02.  Survival of Warranties.  The covenants, agreements,
                         -----------------------
representations and warranties of the parties contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto.

          SECTION 7.03.  Reasonable Efforts; Further Actions.  The parties
                         ------------------------------------
hereto each will use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

          SECTION 7.04.  Consents.  The parties hereto will cooperate with each
                         ---------
other in filing any necessary application, reports or other documents with, giving any notices to, and seeking any consents from, all regulatory bodies and all governmental agencies and authorities and all third parties as may be required in connection with the C consummation of the transactions contemplated by this Agreement.

          SECTION 7.05.  Amendment and Waiver.  This Agreement may not be
                         ---------------------
amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed by the parties hereto. Any term or provision of this Agreement may be waived, but only in writing by the party which is entitled to the benefit thereof. No waiver of any provision hereof by any party shall constitute a waiver thereof by any other party nor shall any such waiver constitute a continuing waiver of any matter by such party.

          SECTION 7.06.  Counterparts.  This Agreement may be executed in one or
                         -------------
more counterparts, each of which shall be deemed an original but which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as every party has signed at least one counterpart.

          SECTION 7.07.  Notices.  All notices, requests, demands, waivers and
                         --------
other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

     If to the Company:  Crown Castle International Corp.
                         510 Bering Drive, Suite 500
                         Houston, TX 77057
                         Fax: (713) 570-3150
                         Attn:  President

     with a copy to:     Cravath, Swaine & Moore
                         Worldwide Plaza
                         825 Eighth Avenue
                         New York, NY 10019
                         Fax: (212) 474-3700
                         Attn:  Stephen L. Burns, Esq.

     If to TDF:          TeleDiffusion de France
                         International, S.A.
                         10 Rue d'Oradour sur Glane
                         75732 Paris 15
                         France
                         Fax:  ###-##-####
                         Attn:  Michel Azibert

     with a copy to:     Allen & Overy
                         One New Change
                         London EC4M 9QQ
                         Fax: 44-171-330-9999
                         Attn:  Michael P. Scargill, Esq.

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed to be received or the validity of such facsimile notice.

          SECTION 7.08.  Binding Effect; Assignment.  This Agreement and all of
                         ---------------------------
the provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this

Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto (it being understood that TDF may not transfer to any person (other than to any of its Affiliates which becomes a party to the Agreement and to whom there is transferred any Voting Securities of the Company) by operation of law or otherwise, any right of TDF hereunder which arises as a result of TDF being Qualified without the prior written consent of the Company); provided, that TDF shall be entitled to transfer any of its rights under this Agreement to any of its Affiliates subject to any condition or obligation in connection with such right provided hereunder, so long as such Affiliate agrees to become a party to this Agreement and such Affiliate is a holder of the whole or any part of the TDF Group Interest or the TDF Consolidated Group Interest, as applicable.

          SECTION 7.09.  Entire Agreement.  This Agreement, the other
                         -----------------
Transaction Documents and the schedules, exhibits and other documents and agreements referred to herein or therein or delivered pursuant hereto or thereto which form a part hereof or thereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

          SECTION 7.10.  No Third Party Beneficiaries.  This Agreement shall be
                         -----------------------------
binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits, claims, liabilities, causes of action or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 7.11.  Expenses.  Each of the parties hereto shall pay its own
                         ---------
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of counsel, irrespective of when incurred.

          SECTION 7.12.  Applicable Law and Jurisdiction; Service of Process.
                         ----------------------------------------------------
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York; provided, however, that to the extent that the
                              --------  -------
terms and conditions of this Agreement relate to the internal affairs of the Company, such terms and conditions shall be construed in accordance with and governed by the laws of the State of Delaware.

          (b) Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each of the parties to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.07. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 7.13.  Waiver of Jury Trial.  Each party hereto hereby waives,
                         ---------------------
to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agree-ment by, among other things, the mutual waivers and certifications in this Section.

          SECTION 7.14.  Article and Section Headings.  The article, section and
                         -----------------------------
other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          SECTION 7.15.  Termination.  This Agreement may be terminated by the
                         ------------
mutual consent of the parties hereto.

          SECTION 7.16.  Specific Enforcement.  The parties hereto acknowledge
                         ---------------------
and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would not be an adequate remedy. It is accordingly agreed that, so long as permitted by applicable law, the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of proving the inadequacy of money damages as a remedy.

          SECTION 7.17.  Severability.  Should any provision of this Agreement
                         -------------
for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.


          IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.


                                             CROWN CASTLE INTERNATIONAL CORP.,


                                                  by
                                                    ____________________________
                                                    Name:
                                                    Title:

                                        TELEDIFFUSION DE FRANCE
                                        INTERNATIONAL S.A.,


                                             by
                                               ______________________________
                                               Name:
                                               Title:


                                        DIGITAL FUTURE INVESTMENTS
                                        B.V.


                                             by
                                                ______________________________
                                                Name:
                                                Title:

                                                                      Schedule A
                               Restricted Parties
                               ------------------

                    British Telecom

                    Bouygues

                    Cegetel

                    Stet

                                                                      Schedule B

1. The delivery of all notices required by law or regulation in relation to the transaction and the expiration of all waiting or notice periods in relation thereto;

2. The receipt of all governmental and other regulatory consents or notifications required in relation to the transaction, including, without limitation, where the grant or the exercise of any of the rights under Articles V or VI of this Agreement requires a notification to be made to the European Commission under the Merger Regulation (4064/89, as amended):

     (a) the European Commission issuing a Phase I decision under Article 6(1)(a) or Article 6(1)(b) of the Merger Regulation and not making a decision under Article 9(1) thereof; or

     (b)  in respect of the United Kingdom, as follows:

          (a) the Office of Fair Trading indicating in terms satisfactory to the parties, that it is not the intention of the Secretary of State to refer the acquisition of the shares to the UK Monopolies and Mergers Commission ("MMC") pursuant to the Fair Trading Act
                                        ---
               1973; or

          (b) the Secretary of State accepting undertakings from the buyer of the shares in lieu of a reference of the said acquisition to the MMC as aforesaid.

3. The prior written consent of the BBC to the extent required in relation to the transaction under or otherwise necessary to prevent triggering a right of the BBC to terminate any of the Analogue Transmission Contract, the Digital Transmission Contract, the Commitment Agreement pursuant to the terms thereof and any other agreement containing substantially similar restrictions and any agreement amending or replacing the same; and

4. The receipt of any consent required under the Finance Documents (as defined in the CTSH Shareholders Agreement) in relation to the transaction or any agreement (whether or not with the same banks) amending, replacing or refinancing (in whole or in part) the same or any other agreement providing finance to the CTSH Group; and

5. Good and indefeasible title being transferred by the party transferring such shares.